Lithium Technology Corporation 10-Q
Exhibit 10.39

LITHIUM TECHNOLOGY CORPORATION
10379B Democracy Lane
Fairfax, VA 22030

__________________, 2011

Dr. Christiaan van den Berg, Managing Director
Arch Hill Capital N.V.
Noordwal 10
2513 Den Haag Netherlands

Re:	Issuance of Convertible Note convertible into Shares of Common Stock of Lithium Technology Corporation (the "Company")

Dear Dr. van den Berg,

This letter agreement (the “Agreement”) sets forth the terms and conditions pursuant to which the Company will issue a convertible note convertible into shares of its Common Stock, $.01 par value (“Common Stock”) to Arch Hill Capital N.V. (“Arch Hill”).

Arch Hill has provided certain professional services to the Company. The Company and Arch Hill hereby agree to the following:

1.
In consideration of Arch Hill’s consulting services and Arch Hill’s release of any claims relating to the non-payment of any amounts owed or owing with respect to Arch Hill’s services, the Company will issue to Arch Hill a convertible promissory note convertible into 29,819,250 shares of Common Stock at $.04 per share (the “Shares”), for an aggregate amount equal to Nine Hundred Thousand Euros (€ 900,000) (the “Note”).

2.
Arch Hill understands and agrees that: (i) the Note and the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) pursuant to an exemption from such registration requirements; and (ii) any sale of the Note and the Shares made in reliance on Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) or a successor rule thereto (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Note and the Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) thereunder.

3.
Arch Hill understands and that the Note and the certificate(s) or other instruments representing the Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SHARES UNDER SUCH ACT EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION AVAILABLE UNDER SUCH ACT.

The Company shall, promptly following delivery by Arch Hill of the Note or upon conversion of the same, certificates for the Shares bearing a restrictive legend, issue a certificate without such legend if, unless otherwise required by state securities laws, (i) the Note or the Shares are registered for resale under the Securities Act, or (ii) after such holder provides the Company with an opinion of counsel, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Note or the Shares may be made without registration under the Securities Act.  The Company acknowledges and agrees that Arch Hill may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

4.
Arch Hill represents and warrants to the Company the following: (i) Arch Hill is acquiring the Note and the Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, Arch Hill reserves the right to dispose of the Note and the Shares at any time in accordance with or pursuant to an effective registration statement covering the Note and the Shares or an available exemption under the Securities Act; (ii) Arch Hill is experienced in evaluating companies such as the Company, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that Arch Hill is capable of evaluating the merits and risks of Arch Hill’s prospective investment in the Company, and has the ability to bear the economic risks of the investment; (iii) Arch Hill has been afforded the opportunity to ask questions of the Company and its management, and neither such inquiries nor any other due diligence investigations conducted by Arch Hill or its advisors shall modify, amend or affect Arch Hill’s right to rely on the representations and warranties contained herein regarding the Company; (iv) Arch Hill understands that its investment in the Note and the Shares involves a high degree of risk and Arch Hill has the financial wherewithal to lose its entire investment, and it is in a position regarding the Company, which, based upon economic bargaining power, enabled and enables Arch Hill to obtain information from the Company in order to evaluate the merits and risks of this investment; (v) Arch Hill has sought such accounting, legal and tax advice, as it considered necessary to make an informed investment decision with respect to its acquisition of the Note and the Shares; and (vi) Arch Hill understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Note and the Shares, or the fairness or suitability of the investment in the Note and the Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Note and the Shares.  Arch Hill understands and acknowledges that the Company has not undertaken and will undertake no efforts to comply with any laws of any jurisdiction outside the United States relating to the issuance and sale of the Note and the Shares.

5.
In consideration of the issuance of the Note and upon conversion thereof, the Shares to Arch Hill, Arch Hill hereby acknowledges and agrees that such issuance shall serve as a full and complete settlement of any and all amounts owed or alleged to be owing to Arch Hill for any services of Arch Hill prior to the date hereof.  Each of Arch Hill and its partners, directors, officers and affiliates hereby releases, remises and forever discharges the Company, its directors, officers and affiliates from any and all actions, causes of action, suits, claims, liabilities, obligations or losses of any kind or nature, whether at law or in equity, whether known or unknown, and whether now existing or which may hereafter accrue by reason of any facts or circumstances existing on, before, or after the date of this Agreement, relating to any and all amounts owed or alleged to be owing to Arch Hill.

If the foregoing terms and conditions are acceptable to Arch Hill, please indicate your acceptance on behalf of Arch Hill below where indicated and return an executed copy of this Agreement to the undersigned.  Should you have any questions with regard to the foregoing, please feel free to contact the undersigned with any questions.

Very truly yours, LITHIUM TECHNOLOGY CORPORATION

By:
Name:	Theo M.M. Kremers
Title:	Chief Executive Officer

CONFIRMED AND AGREED
as of the date written above:

Arch Hill Capital N.V.

By:	/s/
Name:
Title:

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